Exhibit 10.7

Master Lease Number: TFG/SC 121405

MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT is made as of December 14, 2005, between Tetra Financial Group, L.L.C. (“Lessor”), a Utah limited liability company with a principal place of business at 6925 Union Park Center, Suite 525, Midvale, Utah 84047, and Sento Corporation (“Lessee”), a Utah corporation with a principal place of business at 420 E. South Temple, Suite 400, Salt Lake City, UT 84111.

1.                                      SCOPE OF LEASE

On the terms and conditions of this Master Lease Agreement (“Master Lease”), Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor the property described in the Schedule(s) executed by Lessor and Lessee in connection with this Master Lease (collectively the “Equipment”, and individually an “Item”).  The terms of each Schedule hereto are subject to any and all conditions and provisions of this Master Lease at the time of execution of such Schedule.  Each Schedule shall constitute a separate and independent Lease and obligation of Lessee.  In the event of a conflict between this Master Lease and any Schedule hereto, the language of the Schedule shall prevail.  The term “Lease” shall refer to an individual Schedule that incorporates this Master Lease.

2.                                      LEASE TERM

(a)                                  The term of the Lease shall be comprised of a Delivery Term, Acceptance Term and Base Term.  The Delivery Term for each Item shall commence on the date the Item is delivered to Lessee and shall end on the Acceptance Date.  The Acceptance Term shall commence on the Acceptance Date, as set forth in the Acceptance Certificate, and terminate on the first day of the calendar quarter following the Acceptance Date for the last Item to be installed (“Base Term Commencement Date”).  The Base Term of the Lease shall begin on the Base Term Commencement Date, and shall, subject to Section 19(d) hereof, end on the last day of the month of the Base Term.  The date of acceptance (“Acceptance Date”) for any Item shall be the earlier of either (i) the date as set forth in the Acceptance Certificate, or (ii) if Lessee does not, for any reason, sign an Acceptance Certificate the date shall be the date Lessee received the Equipment.

(b)                                 In the event Lessee requests, for its benefit, that Lessor advance payments to supplier(s) or manufacturer(s) of the Equipment (collectively “Supplier(s)”) during the period prior to Lessee’s delivery of the Acceptance Certificate and make progress payments to such Supplier(s) or otherwise reimburse Lessee for deposits, if any, made to such Supplier(s) (all such Lessor payments and reimbursements collectively referred to as “Progress Payments”), Lessor may, in its sole discretion, accommodate such requests by Lessee, and make such Progress Payments pursuant to the terms provided for in this Section 2(b).  Lessee shall pay to Lessor a daily pro rata rental fee from the date each Item of Equipment is delivered (such delivery to be confirmed by Lessee) (the “Partial Acceptance Date”) through the Acceptance Date, as defined in Section 2(a) above, calculated by multiplying the Base Lease Rate Factor specified in the applicable Schedule times the amount of such Progress Payment divided by thirty (30).  This pro rata rental fee will be billed monthly to Lessee.  If all of the Equipment to be included in the applicable Schedule is not accepted by Lessee within ninety (90) days of the date of Lessor’s execution of the applicable Schedule (the “Funding Cut-Off Date”), Lessor may, at its sole discretion, pursue any one of the following options: (i) commence the term of any Schedule (using the Funding Cut-Off Date as the Acceptance Date) based on the portion of the Equipment that has been delivered to Lessee and paid for by Lessor as of the Funding Cut-Off Date; (ii) extend the Acceptance Term and establish a new Funding Cut-Off Date; or (iii) demand that the Lessee pay to Lessor a total amount equal to all Progress Payments paid to Supplier(s) on behalf of Lessee, plus all pro rata rentals, taxes, late fees and other payments which are due and owing under this Master Lease.  Should such demand be made by Lessor, Lessee hereby unconditionally agrees to reimburse said amounts to Lessor in full within ten (10) business days of said demand, and upon receipt of said payment in full, Lessor shall release Lessee from further payment obligations under the Master Lease.  Lessor hereby reserves the right to terminate this Acceptance Term at any time if Lessor determines, at Lessor’s sole discretion, that there has been an adverse change in Lessee’s financial condition, at which time Lessor may elect either (i), (ii), or (iii) above.

3.                                      PAYMENTS OF RENT

(a)                                  Lessee shall pay as rent for use of the Equipment, aggregate rentals equal to the sum of all the Base Monthly Rental (as set forth on the Schedule) and other payments due under the Lease for the entire Base Term.  The Base Monthly Rental shall begin on the Acceptance Date and shall be due and payable by Lessee in advance on the first day of each month throughout the Base Term.  If the Acceptance Date does not fall on the first day of a calendar quarter, then the first rental payment shall be calculated by multiplying the number of days from and including the Acceptance Date to the Base Term Commencement Date by a daily rental equal to one-thirtieth (1/30) of the Base Monthly Rental, and shall be due and payable on the Acceptance Date.  Lessee shall pay all rentals to Lessor, or its assigns, at Lessor’s address set forth above (or as otherwise directed in writing by Lessor, or its assigns), without notice or demand.  LESSEE SHALL NOT ABATE, SET OFF OR DEDUCT ANY AMOUNT OR DAMAGES FROM OR REDUCE ANY BASE MONTHLY RENTAL OR OTHER PAYMENT DUE FOR ANY REASON.  THIS LEASE IS NON-CANCELABLE FOR THE ENTIRE TERM OF THE BASE TERM AND ANY EXTENSION PERIODS.

(b)                                 If any rental or other payment due under any Lease shall be unpaid after its due date, Lessee will pay on demand, as a late charge, but not as interest, the greater of twenty-five dollars ($25.00) or five percent (5%) of any such unpaid amount but in no event to exceed maximum lawful charges.

4.                                      TAXES

Lessee shall pay to Lessor all taxes, fees, assessments and charges paid, payable or required to be collected by Lessor, however designated, which are levied or based on the Monthly Rental or other payment due under the Lease, or on the possession, use, operation, lease, rental, sale, purchase, control or value of the Equipment, including without limitation, registration and license fees and assessments, state and local privilege or excise taxes, documentary stamp taxes or assessments, sales and use taxes, personal and other property taxes, and taxes or charges based on gross revenue, but excluding taxes based on Lessor’s net income.  Lessee shall promptly remit to Lessor all taxes in advance of their payment due date.  Lessee shall pay all penalties and interest resulting from its failure to timely remit all taxes to Lessor.  Lessee also agrees to pay all servicing costs associated with processing and paying sales and property taxes.  Lessor shall file all required sales and use tax and personal property tax returns and reports concerning the Property with all applicable governmental agencies.

5.                                      NET LEASE

Each Schedule provides for a net lease, and Lessee shall be solely responsible for all costs and expenses of every nature arising out of the possession, use and operation of the Equipment.  Lessee’s obligation to pay the Base Monthly Rental and all other sums due hereunder from Lessee to Lessor shall be absolute and unconditional and shall not be subject to any abatement, recoupment, defense, claim, counter-claim, reduction, set-off, or any other adjustment of any kind for any reason whatsoever.  Except as expressly provided for herein, neither this Master Lease, nor any Schedule, shall terminate nor shall the obligations of Lessee be affected by reason of any defect in, damage to, or any loss or destruction of the Equipment or any unit from any cause whatsoever, or the interference with the use thereof by any private person, corporation, or government authority or as a result of any war, riot, insurrection or Act of God.  It is the express intention of the Lessor and Lessee that all rent and other sums payable by Lessee under the Lease shall be, and continue to be, payable in all events throughout the term of the Lease.  The Lease shall be binding upon the Lessee, its successors and permitted assigns and shall inure to the benefit of Lessor and its Assignee(s).

6.                                      USE; INSTALLATION; ALTERATIONS; RETURNS

(a)                                  Upon delivery of the Equipment to Lessee, Lessee shall pay all transportation, installation, rigging, packaging and insurance charges with respect to the Equipment.  In the case of a sale and leaseback transaction, Lessee shall, upon the request of Lessor, certify the date the Equipment was first put into use.  Lessee will provide the required electric current and a suitable place of installation for the Equipment with all appropriate facilities as specified by the manufacturer.  No cards, tapes, disks, data cells or other input/output and storage media may be used by Lessee to operate any Equipment unless it meets the specifications of the manufacturer.  Lessee agrees that it will not install, or permit the installation of, the Equipment without Lessor’s consent.

(b)                                 Lessee shall at all times keep the Equipment in its sole possession and control.  The Equipment shall not be moved from the location stated in the Schedule without the prior written consent of Lessor.  Lessee shall cause the Property to be installed, used, operated and, at the termination of the Lease, if applicable, removed (i) in accordance with any applicable manufacturer’s manuals or instructions; (ii) by competent and duly qualified personnel only; and (iii) in accordance with applicable governmental regulations.  Lessee shall comply with all applicable laws, regulations, requirements, rules and orders, all manufacturers’ instructions and warranty requirements, and with the conditions and requirements of all policies or insurance with respect to the Equipment and the Lease.

 (c)                               Lessee may not affix or install any accessory, feature, equipment or device to the Equipment or make any improvement, upgrade, modification, alteration or addition to the Equipment (“Improvements”) that will detrimentally affect the Equipment’s end of Base Term residual value without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld.  Any such Improvements shall be made at Lessee’s expense and shall not interfere with the normal and satisfactory operation or maintenance of the Equipment.  Unless Lessor shall otherwise agree in writing, all such Improvements shall be and become the property of Lessor upon their attachment to the Equipment or, at the option of the Lessee, shall be removed by Lessee at the termination of the Lease and the Equipment restored at Lessee’s expense to its original condition with the acceptance of reasonable wear and tear only.  Removal of any Improvements shall be performed by the manufacturer, at the sole expense of Lessee.  Any Improvements leased by Lessee from Lessor shall be under a separate Schedule.  The Improvements shall not be placed in service by Lessee prior to acquisition by Lessor, and Lessee shall execute and deliver any document necessary to vest title to such Improvements in Lessor.

(d)                                 The Equipment consists solely of personal property and not fixtures.  The Equipment is removable from and is not essential to the premises at which the Equipment is located.  The Equipment is and shall remain personal property during the term of the Lease notwithstanding that any portion thereof may in any manner become affixed, attached to or located on real property or any building or improvement thereon.  Lessee shall not affix or attach any of the Equipment to any real property in any manner which would change its nature from that of personal property to real property or to a fixture or permit such to occur.  Lessee shall not permit the Equipment to become an accession to other goods or a fixture to or part of any real property.  Upon Lessor’s request, Lessee will obtain and deliver to Lessor a lien waiver in a form satisfactory to Lessor, from all persons not a party hereto who might claim an interest, lien or other claim in the Equipment.

(e)                                  Subject to Section 19(d) hereof, Lessee shall, at the termination of the Lease, at its expense, de-install, pack and return the Equipment to Lessor at such location as shall be designated by Lessor in the same operating order, repair, condition and appearance as of the Acceptance Date, reasonable wear and tear excepted, with all current engineering changes prescribed by the manufacturer of the Equipment or a maintenance contractor approved by Lessor incorporated in the Equipment.  Until the return of the Equipment to Lessor, Lessee shall be obligated to pay the Base Monthly Rental and all other sums due under the Lease.  Upon redelivery to Lessor, Lessee shall arrange and pay for such repairs as are necessary for the manufacturer of the Equipment to accept the Equipment under a maintenance contract at its then standard rates.

(f)                                    In the event the Equipment includes Software, the following shall apply: (i) Lessee shall possess and use the Software in accordance with the terms and conditions of any License agreement entered into with the owner/vendor/licensor of such Software and shall not breach the License (at Lessor’s written request, Lessee shall provide a complete copy of the License to Lessor); (ii) Lessee agrees that Lessor has an interest in the License and Software due to its payment of the price thereof and is an assignee or third-party beneficiary of the License; (iii) as due consideration for Lessor’s payment of the price of the License and Software and for providing the Software to Lessee at a lease rate (as opposed to a debt rate), Lessee agrees that Lessor is leasing (and not financing) the Software to Lessee; (iv) except for the original price paid by Lessor, Lessee shall, at its own expense, pay promptly when due all servicing fees, maintenance fees, update and upgrade costs, modification costs, and all other costs and expenses relating to the License and Software and maintain the License in effect during the term of the Lease; and (v) the Software shall be deemed Equipment for all purposes under the Lease.

(g)                                 With regard to Software, at the expiration or earlier termination of any Lease, or upon demand by Lessor upon the occurrence of an Event of Default (hereinafter defined) under the Lease, Lessee shall (i) delete from its systems all Software then installed; (ii) destroy all copies or duplicates of the Software which were not returned to Lessor; and (iii) cease using the Software altogether.  Upon its receipt from Lessee, Lessor shall be responsible to destroy the Software or render it unusable, or to return the Software to the owner/vendor/licensor so that Lessee shall not be in breach of any software license, and Lessor indemnifies Lessee for all costs, damages or expenses including reasonable attorney fees incurred by Lessee as a result of Lessor’s failure to comply with the foregoing provision.

7.                                      REPAIRS AND MAINTENANCE

Lessee shall promptly pay all costs, expenses and obligations of every kind and nature incurred in connection with the use, maintenance, servicing, repair or operation of the Equipment which may arise or be payable during the lease term of such Equipment hereunder, except as specifically provided herein, and shall keep the Equipment in as good repair, condition and working order as when delivered to Lessee hereunder, reasonable wear and tear from the proper use thereof alone excepted, and shall furnish any and all parts, mechanisms and devices required to keep the Equipment in such good repair, condition and working order, at the expense of Lessee, and in addition will permit the manufacturer to make all free-of-charge engineering changes, all so that the Equipment will remain acceptable to the manufacturer for maintenance.  Without limiting the foregoing, Lessee shall, during the continuance of this Lease, at its own expense, make appropriate arrangements for maintenance of each item of Equipment, including, without limitation with respect to each item of Equipment, entering into and maintaining in force a contract with the manufacturer of the Equipment or other person or entity approved in writing by Lessor covering at least prime shift maintenance.

8.                                      OWNERSHIP AND INSPECTION

(a)                                  The Equipment shall, at all times, be the sole and exclusive property of Lessor or its assigns.  Except as otherwise provided herein, Lessee shall have no right or property interest therein, except for the right to use the Equipment in the normal operation of its business at the Equipment Location.  Lessee represents that the Lease is intended to be a “finance lease” and not a “lease intended as security” as those terms are used in the Uniform Commercial Code; and that the Lease is intended to be a “true lease” as the term is commonly used under the Internal Revenue Code of 1986 as amended.

(b)                                 Lessor shall be permitted to display notice of its ownership on the Equipment by means of a suitable stencil, label or plaque affixed thereto, and Lessee shall not permit their removal or concealment.  Lessee shall keep the

Equipment free from any marking or labeling which might be interpreted as a claim of ownership by Lessee or any party other than Lessor.   Lessee shall immediately notify Lessor in writing concerning the details of any damage or loss to the Equipment, including any damage or loss arising from the alleged or apparent improper manufacture, functioning or operation of the Equipment.

(c)           LESSEE SHALL KEEP THE EQUIPMENT AND LESSEE’S INTEREST UNDER ANY LEASE FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES (EXCEPT THOSE CREATED BY LESSOR), AND SHALL NOT ASSIGN THE LEASE OR ANY OF ITS RIGHTS UNDER THE LEASE OR SUBLEASE ANY OF THE EQUIPMENT OR GRANT ANY RIGHTS TO THE EQUIPMENT, EXCEPT THOSE PERMITTED IN WRITING BY LESSOR OR ITS ASSIGNS.   No permitted assignment or sublease shall relieve Lessee of any of its obligations hereunder, and Lessee agrees to pay all costs and expenses Lessor may incur in connection with any permitted assignment or sublease.  Subject to the terms of this Lease, this Lease and each Schedule inure to the benefit of, and are binding upon, the successors and assigns of Lessee, and, without limiting the foregoing, shall bind all persons who become bound as a “new debtor” (as defined in the Uniform Commercial Code) to this Lease and any Schedule.  All representations, warranties, covenants and indemnities of Lessee made or agreed to in the Lease or in any certificates delivered in connection therewith shall survive the expiration, termination or cancellation of the Lease for any reason.

(d)                                 Upon reasonable notice to Lessee, Lessor or its agents or assigns shall have access to the Equipment at all reasonable times for the purpose of inspecting the Equipment and for any other purposes contemplated by the Lease, subject to the reasonable security requirements of Lessee.

9.                                      ASSIGNMENT

(a)                                  Lessor may sell, assign or otherwise transfer all or any part of its right, title and interest in and to the Lease and Equipment to a third-party (“Assignee”) either outright or as security for loans.  Any such Assignee may assume all of the rights and obligations of Lessor in connection with the Equipment or any Schedules sold, assigned or otherwise transferred, in which case Lessor shall be relieved therefrom.  To the extent of any such assumption of obligations, all references to Lessor herein shall hereafter mean such Assignee.

(b)                                 Upon notice of any such assignment and instruction from Lessor, Lessee shall pay its Base Monthly Rental and other payments and perform its other obligations under the Lease to the Assignee (or to any party designated by Assignee).  Lessee’s obligations under the Lease with respect to Assignee shall be absolute and unconditional and not be subject to any abatement, reduction, recoupment, defense, offset or counterclaim for any reason, alleged or proven, including, but not limited to, defect in the Equipment, the condition, design, operation or fitness for use of the Equipment or any loss or destruction or obsolescence of the Equipment or any part, the prohibition or other restrictions against Lessee’s use of the Equipment, the interference with such use by any person or entity, any failure by Lessor to perform any of its obligations contained in the Lease, and insolvency or bankruptcy or Lessor, or for any such cause.

(c)                                  Upon request of Lessor, Lessee shall submit documents and certificates as may be reasonably required by Assignee to secure and complete such transfer or assignment, including, but not limited to, any documents required herein.  Lessee shall, if requested, restate to Assignee the representations, warranties and covenants contained in the Lease (upon which Lessee acknowledges Assignee may rely), and shall make such other representations, warranties and covenants to Assignee as may be reasonably required to give effect to the assignment.  Lessee authorizes Lessor’s assigns to file UCC-1 financing statements or precautionary filings as Lessor or its assigns deem necessary.  Lessor’s assigns are authorized to take any measures necessary to protect their interest in the Equipment.

10.                               WARRANTY; LIMITATION OF LIABILITY

(a)                                  Lessee acknowledges that Lessor is not the manufacturer of the Equipment nor the manufacturer’s agent nor a dealer therein. The Equipment is of a size, design, capacity, description and manufacture selected by the Lessee.  Lessee is satisfied that the Equipment is suitable and fit for its purposes.  LESSEE AGREES THAT LESSOR HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION AS TO:  (i) THE DESCRIPTION, CONDITION, DESIGN, QUALITY OR PERFORMANCE OF THE EQUIPMENT OR QUALITY OR CAPACITY OF MATERIALS OR WORKMANSHIP IN THE EQUIPMENT; (ii) ITS MERCHANTABILITY OR FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE WHETHER OR NOT DISCLOSED TO LESSOR; AND (iii) DELIVERY OF THE EQUIPMENT FREE OF THE RIGHTFUL CLAIM OF ANY PERSON BY WAY OF INFRINGEMENT OR THE LIKE.  LESSOR EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES.  If the Equipment includes any applicable Software, and the Software is not properly installed, does not function as represented or warranted by original owner/vendor/licensor, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against original owner/vendor/licensor and shall nevertheless pay all sums payable under the Lease, Lessee hereby waiving the right to make any such claims against Lessor.  Lessor shall not be liable to Lessee for any loss, damage or expense of any kind or nature caused, directly or indirectly, by the Equipment or the use, possession or maintenance thereof, or the repair, service or adjustment thereof, or by any delay or failure to provide any such maintenance, repair, service or adjustment, or by any interruption of service or loss of use thereof (including without limitation, Lessee’s use of or right to use any Software) or for any loss of business howsoever caused.

(b)                                 NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE LEASE, LESSOR SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO LESSEE OR ANY THIRD PARTY, FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTION CONTEMPLATED HEREUNDER, WHETHER IN AN ACTION BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ANY OTHER LEGAL THEORY, INCLUDING WITHOUT LIMITATION, LOSS OF ANTICIPATED PROFITS, OR BENEFITS OF USE OR LOSS OF BUSINESS, EVEN IF LESSOR IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF ANY LEASE WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES, IS INTENDED BY THE PARTIES TO BE SEVERABLE FROM ANY OTHER PROVISION AND IS A SEPARABLE AND INDEPENDENT ELEMENT OF RISK ALLOCATION AND IS INTENDED TO BE ENFORCED AS SUCH.

(c)                                  Lessor assigns to Lessee all assignable warranties on the Equipment, including without limitation any warranties described in Lessor’s purchase contract, which assignment shall be effective only (i) during the Acceptance Term and the Base Term and any extensions thereof; and (ii) so long as no Event of Default exists.

11.                               QUIET ENJOYMENT

Lessor covenants that so long as Lessee is not in Default under a Lease, Lessee shall be entitled to quietly possess the Equipment subject to and in accordance with the terms and conditions of the Lease.

12.                               GENERAL INDEMNITY

(a)                                  Lessee shall indemnify and hold Lessor harmless from and against any and all claims, (including without limitation negligence, tort and strict liability), damages, judgments, suits and legal proceedings, and any and all costs and expenses in connection therewith (including reasonable attorney fees incurred by Lessor either in enforcing this indemnity or in defending against such claims), arising out of or in any manner connected with or resulting from the Lease or the Equipment, including, without limitation the manufacture, purchase, financing, ownership, rejection, non-delivery, transportation, delivery, possession, use, operation, maintenance, condition, lease, return, storage or disposition thereof; including without limitation those claims based on latent and other defects, whether or not discoverable, or any claim for patent, trademark or copyright infringement).  The provisions of this Section shall survive the expiration or termination of any Lease.

(b)                                 Upon request of Lessor, Lessee shall assume the defense of all demands, claims, or actions, suits and all proceedings against Lessor for which indemnity is provided and shall allow Lessor to participate in the defense thereof.  Lessor shall be subrogated to all rights of Lessee for any matter which Lessor has assumed obligation hereunder, and may settle any such demand, claim, or action without Lessee’s prior consent, and without prejudice to Lessor’s right to indemnification hereunder.

13.                               RISK OF LOSS OR DAMAGE

(a)                                  From the earlier of the date the supplier ships the Equipment to Lessee or the date Lessor confirms Lessee’s purchase order or contract to supplier until the date the Equipment is returned to Lessor as provided in the Lease, Lessee hereby assumes and shall bear all risk of loss for theft, damage or destruction to the Equipment, howsoever caused.  NO SUCH LOSS OR DAMAGE SHALL IMPAIR ANY OBLIGATION OF LESSEE UNDER THIS LEASE WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

(b)                                 In the event of damage or loss to the Equipment (or any part thereof) and irrespective of payment from any insurance coverage maintained by Lessee, but applying full credit therefore, Lessee shall at the option of Lessee, (a) place the Equipment in good repair, condition and working order; or (b) replace the Equipment (or any part thereof) with like property of equal or greater value, in good repair, condition and working order and transfer clear title to such replacement property to Lessor whereupon such replacement property shall be deemed the Equipment for all purposes under the Lease; or (c) pay to Lessor the total rent due and owing at the time of such damage or loss plus an amount which is equal to the Casualty Loss Value (defined in the Casualty Loss Schedule) specified in the Casualty Loss Schedule attached to the Schedule.

14.                               INSURANCE

During the term of this Lease, Lessee shall at its sole cost and expense maintain in full force and effect “all risk” extended coverage fire and casualty insurance on the Equipment, and comprehensive public liability insurance in amounts and with carriers reasonably satisfactory to Lessor.  Any such insurance shall name Lessor and the Assignee(s) as additional insured and, as for the “all risk” insurance, loss payees as their interests may appear.  Such policy shall provide that it may not be cancelled or materially altered unless thirty (30) days prior written notice is given to all parties named therein.  Upon Lessor’s written request, Lessee shall provide Lessor with a Certificate of Insurance evidencing such insurance coverage.  If, within fifteen days after Lessee’s receipt of such request, Lessee has not provided Lessor with a satisfactory Certificate, then Lessor may, at Lessor’s option, obtain such insurance until Lessee provides the Certificate, and Lessee shall reimburse Lessor for the cost of such insurance when billed.  All insurance covering loss or damage to the Equipment shall contain a breach of warranty clause reasonably satisfactory to Lessor.

15.                               EVENTS OF DEFAULT

(a)                                  An “Event of Default” shall occur under any Lease if:

(1)                                  Lessee fails to pay any installment of rent or other charge or amount due under the Lease within ten (10) days after notice that such payment is overdue; or

(2)                                  Lessee attempts to or does, remove, sell, assign, transfer, encumber, sublet or part with possession of any one or more items of the Equipment or any interest under any Lease, except as expressly permitted herein, or permits a judgment or other claim to become a lien upon any or all of Lessee’s assets or upon the Equipment; or

(3)                                  Lessee permits any item of Equipment to become subject to any levy, seizure, attachment, assignment or execution; or Lessee abandons any item of Equipment; or

(4)                                  Lessee or any guarantor of Lessee, fails to observe or perform any of its covenants and obligations required to be observed or performed under the Lease and such failure continues uncured for ten (10) days after written notice is provided to Lessee, except that the ten (10) day cure period shall not apply and an Event of Default shall occur immediately upon Lessee’s failure to maintain insurance; or

(5)                                  Lessee or any guarantor of Lessee, breaches any of its representations and warranties made under any Lease, or if any such representations or warranties shall be false or misleading in any material respect; or

(6)                                  Lessee or any guarantor of Lessee, shall (i) be adjudicated insolvent or a bankrupt, or cease, be unable, or admit its inability, to pay its debts as they mature, or make a general assignment for the benefit of creditors or enter into any composition or arrangement with creditors; (ii) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of a substantial part of its property, or authorize such application or consent, or proceedings seeking such appointment shall be instituted against it without such authorization, consent or application and shall continue undismissed for a period of sixty (60) days; (iii) authorize or file a voluntary petition in bankruptcy or apply for or consent to the application of any bankruptcy, reorganization in bankruptcy, arrangement, readjustment of debt, insolvency, dissolution, moratorium or other similar law of any jurisdiction, or authorize such application or consent; or proceedings to such end shall be instituted against it without such authorization, application or consent and such proceeding instituted against it shall continue undismissed for a period of sixty (60) days; or

(7)                                  Lessee or any guarantor of Lessee, shall suffer a material adverse change in its financial condition after the date hereof as reasonably determined by Lessor in its reasonable discretion, or there shall occur a substantial change in ownership of the outstanding stock of Lessee or a substantial change in control of its board of directors; or

(8)                                  Lessee shall be in default under any other Schedule or agreement executed with Lessor; or shall fail to sign or otherwise authenticate and deliver to Lessor any document or record reasonably requested by Lessor in connection with any Lease, or shall fail to provide financial statements to Lessor as provided in Section 19(j) hereof, or if Lessee is in default of any agreement with any party other than Lessor; or

(9)                                  Lessee breaches any license or other agreement for Software; or

(10)                            Lessee fails to promptly execute or otherwise authenticate and deliver to Lessor or its assigns any document or record, as applicable, required under the terms of this Master Lease; or

(11)                            Lessee shall have terminated or changed its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets to any person or entity, unless: (i) such person or entity executes and delivers to Lessor an agreement satisfactory in form and substance to Lessor, in its sole discretion, containing such person’s or entity’s effective assumption, and its agreement to pay, perform, comply with and otherwise be liable for, in a due and punctual manner, all of Lessee’s obligations having previously arisen, or then or thereafter arising, under the Lease, together with any and all documents, agreements, instruments, certificates, opinions and filings requested by Lessor; (ii) Lessor is satisfied as to the creditworthiness of such person’s or entity’s conformance to other standard criteria then used by Lessor for such purposes; and (iii) Lessee has provided no less than thirty (30) days prior written notice of such occurrence to Lessor or its assigns; or

(12)                            Lessor in good faith believes that the prospect of payment or performance has become impaired, or if Lessee takes any action, makes any representation, or fails to do any thing requested by Lessor, at any time before or after the execution of this Master Lease, the result of which causes Lessor, in good faith, to believe that the prospect of Lessee’s payment or performance under the Lease is impaired, or otherwise causes Lessor to feel insecure in funding or continuing to fund the Lease or any Schedule.

16.                               REMEDIES

(a)                                  Upon the happening of any Event of Default, and at any time thereafter, Lessor may declare the Lessee to be in default, and may do any one or more of the following:

(1)                                  enforce this Master Lease according to its terms;

(2)                                  advance funds on Lessee’s behalf to cure the Event of Default, whereupon Lessee shall immediately reimburse Lessor therefore, together with late charges accrued thereon;

(3)                                  refuse to deliver the Equipment to Lessee;

(4)                                  upon notice to lessee, refuse to fund any Schedule(s) pursuant to the Lease;

(5)                                  upon notice to Lessee, cancel this Master Lease and any or all Schedules executed pursuant thereto;

(6)                                  require additional collateral to secure the Lease;

(7)                                  declare any Lease(s) immediately due and payable;

(8)                                  if Lessor determines, in its sole discretion, not to take possession of the Equipment, Lessor shall continue to be the owner of the Equipment and may, but is not obligated to, dispose of the Equipment by sale or otherwise, all of which determinations may be made by Lessor in its sole discretion and for its own account;

(9)                                  declare immediately due and payable all amounts due or to become due hereunder for the full term of the Lease (including any renewal or purchase options which Lessee has contracted to pay);

(10)                            with or without terminating the Lease, recover the Casualty Loss Value of the Equipment as of the rent payment date immediately preceding the date of default together with all costs and expenses incurred by

Lessor in the repossession, recovery, storage, repair, sale, re-lease or other disposition of the Equipment, including without limitation, reasonable attorney fees and costs incurred in connection therewith or otherwise resulting or arising from Lessee’s default, and any indemnity if then determinable, plus interest on all of the above until paid (before and after judgment) at the lesser of the rate of eighteen percent (18%) per annum or the highest rate permitted by law;

(11)                            with notice to Lessee, repossess the Equipment wherever found, with or without legal process, and for this purpose Lessor and/or its agents or assigns may enter upon any premises of or under the control or jurisdiction of Lessee or any agent of Lessee, without liability for suit, action or other proceeding by Lessee (any damages occasioned by such repossession being hereby expressly waived by Lessee) and remove the Equipment therefrom; Lessee further agrees on demand, to assemble the Equipment and make it available to Lessor at a place to be designated by Lessor;

(12)                            in its sole discretion, sell, re-lease or otherwise dispose of any or all of the Equipment securing such Schedule, whether or not in Lessor’s possession, in a commercially reasonable manner at public or private sale with notice to Lessee (the parties agreeing that ten (10) days’ prior written notice shall constitute adequate notice of such sale), and apply the net proceeds of any such disposition, after deducting all Equipment costs incurred by Lessor in connection with such default to the obligations of Lessee hereunder and under such Schedule, or proposed to retain any or all of the Equipment in full or partial satisfaction, as the case may be, with Lessee remaining liable for any deficiency. The sale, re-lease, or other disposition may, at Lessor’s sole option, be conducted at Lessee’s premises.  Lessor may at its sole discretion recover from Lessee liquidated damages for the loss of a bargain and not as a penalty an amount equal to the Lessor’s damages;

(13)                            if Lessee breaches any of its obligations under Section 6(g) of this Master Lease with regard to Software, Lessee shall be liable to Lessor for additional damages in an amount equal to the original price paid by Lessor for the Software, and in addition, at Lessor’s option, Lessor shall be entitled to injunctive relief;

(14)                            exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law;

(15)                            a cancellation hereunder shall occur only upon notice by Lessor and only as to such items of Equipment as Lessor specifically elects to cancel and this Lease shall continue in full force and effect as to the remaining items, if any;

(16)                            (i) by notice to Lessee, declare any license agreement with respect to Software terminated, in which event the right and license of Lessee to use the Software shall immediately terminate, and Lessee shall thereupon cease all use of the Software and return all copies thereof to Lessor or original licensor; (ii) have access to and disable the Software by any means deemed necessary by Lessor, for which purposes Lessee hereby expressly consents to such access and disablement, promises to take no action that would prevent or interfere with Lessor’s ability to perform such access and disablement, and waives and releases any and all claims that it has or might otherwise have for any and all losses, damages, expenses, or other detriment that it might suffer as a result of such access and disablement; and (iii) Lessee agrees that the detriment which Lessor will suffer as a result of a breach by Lessee of the obligations contained in the Lease cannot be adequately compensated by monetary damages, and therefore Lessor shall be entitled to injunctive and other equitable relief to enforce the provisions of this paragraph.  LESSEE AGREES THAT LESSOR SHALL HAVE NO DUTY TO MITIGATE LESSOR’S DAMAGES UNDER ANY LEASE BY TAKING LEGAL ACTION TO RECOVER THE SOFTWARE FROM LESSEE OR ANY THIRD PARTY, OR TO DISPOSE OF THE SOFTWARE BY SALE, RE-LEASE OR OTHERWISE.

(17)                            With respect to any exercise by Lessor of its right to recover and/or dispose of any Equipment securing Lessee’s obligations under any Schedule, Lessee acknowledges and agrees as follows: (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the Equipment for disposition; (ii) Lessor may comply with any applicable State or Federal law requirements in connection with any disposition of the Equipment, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition of such Equipment; (iii) Lessor may specifically disclaim any warranties of title or the like with respect to the disposition of the Equipment; (iv) if Lessor purchases any of the Equipment, Lessor may pay for the same by crediting some or all of Lessee’s obligations hereunder or under any Schedule; and (v) no right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time.

(b)                                 Lessor may exercise any and all rights and remedies available at law or in equity, including those available under the Uniform Commercial Code.  The rights and remedies afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.  Lessor’s failure promptly to enforce any right or remedy hereunder shall not operate as a waiver of such right or remedy, and Lessor’s waiver of any default shall not constitute a waiver of any subsequent or other default.  Lessor may accept late payments or partial payments of amounts due under the Lease and may delay enforcing any of Lessor’s rights or remedies hereunder without losing or waiving any of Lessor’s rights or remedies under the Lease.

17.                               LESSOR’S TAX BENEFITS

Lessee acknowledges that Lessor shall be entitled to claim all tax benefits, credits and deductions related to the Equipment for federal income tax purposes including, without limitation: (i) deductions on Lessor’s cost of the Equipment for each of its tax years during the term of the Lease under any method of depreciation or other cost recovery formula permitted by the Internal Revenue Code of 1986, as amended (“Code”), and (ii) interest deductions as permitted by the Code on the aggregate interest paid to any Assignee (hereinafter collectively called “Lessor’s Tax Benefits”).  Lessee agrees to take no action inconsistent (including voluntary substitution of Equipment) with the foregoing or which would result in the loss, disallowance, recapture or unavailability to Lessor of Lessor’s Tax Benefits.  Lessee hereby indemnifies Lessor and its Assignee(s) from and against (a) any loss, disallowance, unavailability or recapture of Lessor’s Tax Benefits resulting from any action or failure to act of Lessee, including replacement of the Equipment, plus (b) all interest, penalties, costs (including attorney’s fees), or additions to tax resulting from such loss, disallowance, unavailability or recapture.

18.                               REPRESENTATIONS AND WARRANTIES OF LESSEE

(a)                                  Lessee represents and warrants to Lessor and its Assignee(s) as follows:

(1)                                  If Lessee is a corporation, that it is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, that it is duly qualified to do business in each jurisdiction where any Equipment is, or is to be located, and has full corporate power and authority to hold property under lease and to enter into and perform its obligations under any Lease; that the execution, delivery and performance by Lessee of any Lease has been duly authorized by all necessary corporate action on the part of Lessee, and is not inconsistent with its articles of incorporation or by-laws or other governing instruments;

(2)                                  The execution, delivery and performance by Lessee of any Lease does not violate any law or governmental rule, regulation, or order applicable to Lessee, does not and will not contravene any provision, or constitute a default under any indenture, mortgage, contract, or other instrument to which it is bound and, upon execution and delivery of each Lease, will constitute a legal, valid and binding agreement of Lessee, enforceable in accordance with its terms;

(3)                                  No action, including any permits or consents, in respect of or by any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by Lessee of any Lease;

(4)                                  (i) Lessee’s state of incorporation is the state listed in the introductory paragraph of this Lease; (ii) Lessee’s chief executive office is located in the state listed in the introductory paragraph of this Lease; (iii) Lessee is the legal entity or organization indicated in the introductory paragraph of this Lease, which organization is duly organized, validly existing and in good standing under the laws of the state listed in the introductory paragraph of this Lease; and (iv) Lessee’s full and exact legal name is the same as listed in the introductory paragraph of this Lease.

(5)                                  Lessee does not owe any amount to, or have any contract with or commitment to (including, without limitation, guaranties) any of Lessee’s directors, officers, employees, vendors, customers, consultants, parents, subsidiaries or affiliates (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of Lessee’s particular business), and none of such persons or entities owes any amount to Lessee.  No part of the property or assets (including any item of leased equipment or property) of any parent, subsidiary or affiliate of Lessee is used by Lessee in its business.  Lessee has disclosed to Lessor the identity of and basic contact information for, any parent, subsidiary or affiliate of Lessee.  Lessee has also disclosed to Lessor all contracts and commitments (including, without limitation, guaranties) between Lessee and any of Lessees directors, officers, employees, vendors, customers, consultants, parents, subsidiaries or affiliates.

(6)                                  No lawsuit, action, administrative proceeding, arbitration proceeding, bankruptcy filing, insolvency proceeding, governmental investigation, or other legal or equitable proceeding of any kind is pending or threatened, or to Lessee’s knowledge, contemplated, against Lessee or any of Lessee’s property, or against any of Lessee’s parents, subsidiaries or affiliates or their property, that might adversely affect the operation of Lessee’s business or cause a material adverse change in Lessee’s financial condition.

(7)                                  Lessee has disclosed to Lessor true, accurate and complete information regarding Lessee’s indebtedness for borrowed money or guarantees of any obligation or liability for any entity that may have a material impact on the operation of Lessee’s business or Lessee’s financial condition.  Lessee is not in default or violation of any provision of any agreement or guarantee evidencing or relating to its indebtedness for borrowed money.

(8)                                  All information and documents Lessee has supplied to Lessor regarding or reflecting Lessee’s operations, business or finances fairly represent the financial condition of Lessee and its business operations for the periods covered and are true, accurate and complete in all material respects.  The books, records and accounts of Lessee fairly reflect all material transactions, all material assets of Lessee and all material liabilities of Lessee.

(9)                                  No representation or warranty by Lessee in this Master Lease or in any written information provided, or to be provided, to Lessor contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

(b)                                 To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a Lessee by Sections 70A-2A-508 through 70A-2A-522 of the Utah Uniform Commercial Code, including but not limited to Lessee’s rights to: (i) cancel the Lease; (ii) repudiate the Lease; (iii) revoke acceptance of the

Equipment; (iv) claim, grant or permit a security interest in the Equipment in Lessee’s possession or control for any reason; (v) deduct all or any part of any claimed damages resulting from Lessor’s default, if any, under the Lease; (vi) cover by making any purchase or lease of or contract to purchase or lease property in substitution for the Equipment due from Lessor; (vii) recover any general, special, incidental or consequential damages, for any reason whatsoever.  To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor’s Damages as set forth in Section 16 hereof or which may otherwise limit or modify any of Lessor’s rights or remedies in that section.

19.                               GENERAL

(a)                                  This Lease and all Schedules duly executed and attached hereto from time to time constitute the entire agreement between the parties hereto with respect to the Equipment, and any change or modification hereto and any related agreement must be in writing and signed by the parties hereto.  Notwithstanding the foregoing, Lessee authorizes Lessor to amend any Schedule to identify more accurately the Equipment (including, without limitation, supplying serial numbers or other identifying data), and such amendment shall be binding on Lessor and Lessee unless Lessee objects thereto in writing within ten 10 days after receiving notice of the amendment from Lessor.

(b)                                 There shall be a single executed original of this Lease which shall be marked and for the purposes hereof shall be referred to as the “Original”; all other counterparts shall be marked “Duplicate”.  To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest therein may be created through the transfer or possession of this Lease or of any counterpart of this Lease other than the Original, provided that if any Schedule to this Lease is executed by the parties hereto, (i) each such Schedule shall constitute a new lease between the parties; (ii) there shall be a single executed original of each such Schedule marked “Original”; (iii) all other counterparts of such Schedule shall be marked “Duplicate”; and (iv) to the extent, if any, that any such Schedule constitutes chattel paper (as defined above) no security interest therein may be created through the transfer or possession of the Original of this Lease or any counterpart of such Schedule other than the Original of such Schedule.

(c)                                  Notices or demands required to be given hereunder shall be in writing and shall be delivered in person or sent by certified mail, return receipt requested, or by courier service to the address of the other party set forth in the introduction of this Master Lease or to such other address as such party shall have designated by proper notice.

(d)                                 Upon the completion of the Base Term of any Lease, Lessee shall, provided at least one hundred eighty (180) days prior written notice is received by Lessor from Lessee via certified mail, elect one of the following options: (i) purchase all, but not less than all, of the Items of Equipment for a price to be agreed upon by both Lessor and any applicable Assignee and Lessee, (ii) extend the Lease for twelve (12) additional months at the rate specified on the respective Schedule, or (iii) return the Equipment to Lessor at Lessee’s expense to a destination within the continental United States specified by Lessor and terminate the Schedule; provided, however, that for option (iii) to apply, all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Schedule must first be paid in full, Lessee shall have complied with the provisions of Sections 6(b), (c), (g) and Section 7 hereof must be specifically complied with, and Lessee must enter into a new Schedule with Lessor to lease Equipment which replaces the Equipment listed on the old Schedule.  With respect to options (i) and (iii), each party shall have the right in its absolute and sole discretion to accept or reject any terms of purchase or of any new Schedule, as applicable.  In the event Lessor and Lessee have not agreed to either option (i) or (iii) by the end of the Base Term or if Lessee fails to give written notice of its election via certified mail at least one hundred eighty (180) days prior to the termination of the Base Term, then option (ii) shall apply at the end of the Base Term.  At the conclusion of the extension period provided for in option (ii) above, the Lease shall continue in effect at the rate specified in the respective Schedule for successive periods of six (6) months each subject to termination at the end of any such successive six-month renewal period by either Lessor or Lessee giving to the other party at least one hundred eighty (180) days prior written notice of termination.

(e)                                  Time is of the essence with respect to any Lease.  The provisions contained in any agreement shall be deemed to be independent and severable.  The invalidity or partial invalidity of any one provision or portion of the Lease under the laws of any jurisdiction shall not affect the validity or enforceability of any other provisions of the Lease.  The captions and headings set forth herein are for convenience of reference only and shall not define or limit any of the terms hereof.

(f)                                    THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.  LESSEE AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF UTAH IN ALL MATTERS RELATING TO THE LEASE, THE EQUIPMENT AND THE CONDUCT OF THE RELATIONSHIP BETWEEN LESSOR AND LESSEE.  THIS LEASE WAS EXECUTED IN THE STATE OF UTAH (BY THE LESSOR HAVING COUNTERSIGNED IT IN UTAH) AND IS TO BE PERFORMED IN THE STATE OF UTAH (BY REASON OF ONE OR MORE PAYMENTS REQUIRED TO BE MADE TO LESSOR IN UTAH).  LESSOR AND LESSEE HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THE LEASE OR EQUIPMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LESSOR AND LESSEE.

(g)                                 If Lessee fails to sign and deliver an Acceptance Certificate, then except as otherwise provided in Section 3 or 2(a) hereof, the Acceptance Date shall be a date determined by Lessor which shall be no sooner than the date Lessee receives substantially all of the Equipment.

(h)                                 The parties acknowledge and agree that this is a “true lease” and title to the leased Equipment is vested in the Lessor.  In the event a court of competent jurisdiction or other governing authority shall determine that the Lease is not a “true lease” or is a lease intended as security or that Lessor (or its assigns) does not hold legal title to or is not the owner of the Equipment, the following shall apply:

(1)                                  Effective the execution date of the Lease, Lessee, as debtor, grants a security interest to Lessor, as secured party, in the Equipment, including all Items and other personal property, general intangibles, and accessions to and proceeds of any of the foregoing, to secure all duties and obligations of Lessee under any Lease or other agreement with Lessor.  The Lease shall be deemed to be a security agreement with Lessee having granted to Lessor a security interest in the Equipment, and the Equipment shall secure all duties and obligations of Lessee under any Lease or other agreement with Lessor.  With regard to any security interest created hereunder in any of the Equipment, Lessee consents and agrees that Lessor shall have all of the rights, privileges and remedies of a secured party under the Utah Uniform Commercial Code.

(2)                                  Lessee authorizes Lessor to file financing statements and any records describing the Equipment and to take any and all actions necessary to perfect Lessor’s interest in the Equipment.  Lessee agrees to execute any further documents, and to take any further actions, reasonably requested by Lessor to evidence or perfect the security interest granted under this subpart of the Lease, to maintain the first priority of the security interests, or to effectuate the rights granted to Lessor under this subpart of the Lease.

(i)                                     Lessor’s obligations under each Schedule are conditioned upon Lessor’s receipt of and determination that the following are satisfactory to Lessor:  (a) lien searches in the jurisdiction of Lessee’s organization and in each jurisdiction in which the Equipment and/or Lessee’s chief executive office are located; (b) if requested by Lessor, a certified copy of Lessee’s organizational documents; and (c) if requested by Lessor, certificates of good standing from the jurisdiction of Lessee’s organization and evidence of Lessee’s organizational number.

(j)                                     Lessee, and any guarantor, shall provide to Lessor a copy of its annual audited financial statements within ninety (90) days after its fiscal year end, and a copy of its quarterly unaudited financial statements within forty-five (45) days after the end of each fiscal quarter.

(k)                                  In the event two or more parties execute this Master Lease as Lessee, each party shall be jointly and severally liable for all Lessee representations, warranties, and obligations (including without limitation, payment obligations) under this Master Lease or under any Schedule or other document executed in connection herewith.

(l)                                     Lessee agrees that it will not, through any of its actions or omissions, cause any document, or any portion of any document, associated with any Lease to be delivered, disseminated, or otherwise fall into the possession of anyone not employed by Lessee on a full time basis, without the written consent of Lessor.  Lessee further acknowledges that any such unauthorized delivery or dissemination could cause Lessor to suffer irreparable economic harm.

(m)                               If Lessee fails to perform or comply with any of its agreements contained herein, Lessor may perform or comply with such agreements and the amount of any payments and expenses of Lessor incurred in connection with such performance or compliance (including attorney fees), together with interest thereon at the lesser of the rate of eighteen percent (18%) per annum, or the highest rate permitted by law shall be deemed additional rent payable by Lessee upon demand, if Lessee is in default under any Lease.

(n)                                 Lessee shall reimburse Lessor for all reasonable charges, costs, expenses and attorney fees incurred by Lessor:  (i) in preparation of Lease documentation; (ii) in defending or protecting its interest in the Equipment; (iii) in the enforcement of the Lease or the collection of any rent or other payments due under the Lease, or the preparation of any amendments or settlement agreements prepared in connection with the Lease; and (iv) in any lawsuit or other legal or arbitration/mediation proceeding to which the Lease gives rise, including without limitation, actions in tort.

(o)                                 Lessee will cooperate with Lessor in protecting Lessor’s interests in the Equipment, the Lease and the amounts due under the Lease.  Lessee will promptly execute, or otherwise authenticate, and deliver to Lessor such further documents, instruments, assurances and other records, and take such further action as Lessor may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor under this Lease.  Lessee hereby authorizes Lessor to file UCC financing statements and fixture filings, requested real property waivers, and all other filings and recordings, as may be deemed necessary by Lessor.  Lessee hereby authorizes and/or ratifies the filing of any UCC-1 financing statements by Lessor before or after the execution of this Lease.  Lessee shall pay all costs of filing any financing, continuation or termination statements with respect to the Equipment and Lease, including without limitation, any intangibles tax, documentary stamp tax or other similar taxes or charges relating thereto and all costs of UCC or other lien searches and of obtaining and filing any full or partial third-party releases deemed necessary or advisable by Lessor.  Lessee will do whatever may be necessary or advisable to have a statement of the interest of Lessor in the Equipment noted on any certificate of title relating to the Equipment and will deposit said certificate with Lessor.  Lessee grants to Lessor a security interest in all deposits and other property transferred or pledged to Lessor to secure the payment and performance of all of Lessee’s obligations under the Lease.   Lessor is authorized to take any measures necessary to protect its interest in the Equipment.   In the event the Equipment is in the possession of a third party, Lessee will join with Lessor in notifying the third party of Lessor’s interest in the Equipment and obtaining an acknowledgment from the third party that the third party is holding the Equipment for the benefit of Lessor.

(p)                                 Lessee hereby authorizes and appoints Lessor and Lessor’s agents and assigns as Lessee’s attorney-in-fact to execute acknowledgement letters and other documents required to be executed by Lessee to effect any underwriting or perfect any security interest with regard to a Schedule.

IN WITNESS WHEREOF, Lessor and Lessee, through their respective duly authorized and acting representatives, have signed and executed this Master Lease as of the day and date first above written.

LESSOR:

LESSEE

TETRA FINANCIAL GROUP, L.L.C.		SENTO CORPORATION

BY:		BY:

NAME:	Scott R. Scharman	NAME:	Anthony J. Sansone

TITLE:	Executive Vice President	TITLE:	Senior Vice President/CFO

AMENDED AND RESTATED

LEASE SCHEDULE NO. 1

TO

MASTER LEASE AGREEMENT NO. TFG/SC 121405

LESSEE:	LESSOR:

Sento Corporation	Tetra Financial Group, L.L.C.
420 E. South Temple, Suite 400	6925 Union Park Center, Suite 525
Salt Lake City, UT 84111	Midvale, UT 84047

1.               Equipment:  Cisco Network Equipment, Verint Screen Recording Software, Nextira Solutions Data Switches as more fully described on the attached Exhibit A which by this reference is made a part hereof.

2.               Equipment Location:  Various locations as more fully described on the attached Exhibit A which by this reference is made a part hereof.

3.               Acceptance Date:  As specified in the Acceptance Certificate

4.               Base Term:  Twelve (12) quarters starting on the Commencement Date

5.               Base Quarterly Rental:  $49,385.54, plus applicable sales tax.  Payments will be transferred electronically from your account using Automated Clearing House (“ACH”)

6.               Deposit:  $49,385.54 to be applied to last billing period

7.               Total Equipment Cost:  $558,281.00

8.               Base Lease Rate Factor:  .08846

9.               Representation of Lessee:  Lessor and Lessee agree that this Lease Schedule constitutes a “finance lease” under the Uniform Commercial Code – Article 2A, in that (a) Lessee has selected the Property in its sole discretion, (b) Lessor has acquired the Property solely for purposes of leasing such Property under this Lease Schedule, and (c) Lessee has received a copy of the contract evidencing Lessor’s purchase of the Property.

This Amended and Restated Lease Schedule No. 1 incorporates by reference the terms and conditions of Master Lease Agreement No. TFG/SC 121405 dated December 14, 2005 (the “Master Lease”), Exhibit A (the “Equipment Description”) and Exhibit B (the “Casualty Loss Schedule”), and constitutes a separate “Lease” between Lessor and Lessee. All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Master Lease.  This Amended and Restated Lease Schedule No. 1 supercedes and replaces Lease Schedule No. 1 dated as of the 14th day of December, 2005.

IN WITNESS WHEREOF,   the parties have executed this Amended and Restated Lease Schedule as of the 6th day of February, 2006.

LESSOR:		LESSEE:

TETRA FINANCIAL GROUP, L.L.C.		SENTO CORPORATION

By:		By:

Name:	Scott R. Scharman	Name:	Anthony J. Sansone

Title:	Executive Vice President	Title	Senior Vice President/CFO